Exhibit 99.1

MarkWest Energy Partners, L.P.	Contact:	Frank Semple, Chairman, President & CEO
1515 Arapahoe Street		Nancy Buese, Senior VP and CFO
Tower 1, Suite 1600		Dan Campbell, VP of Finance & Treasurer
Denver, CO 80202	Phone:	(866) 858-0482
	E-mail:	investorrelations@markwest.com

MarkWest Energy Partners Announces Public Offering of Common Units

DENVER—December 12, 2011—MarkWest Energy Partners, L.P. (NYSE: MWE) announced today that it is commencing a public offering of 8,000,000 common units.  The Partnership intends to grant the underwriters a 30-day option to purchase a maximum of 1,200,000 additional common units to cover the underwriters’ sale of additional common units, if any.  The Partnership intends to use the net proceeds from the offering, as well as any exercise of the underwriters’ option to purchase additional common units, to fund the proposed acquisition of all of the interests in MarkWest Liberty Midstream & Resources, L.L.C. held by M&R MWE Liberty, L.L.C., an affiliate of The Energy & Minerals Group.  If the Partnership does not consummate such transaction, the Partnership intends to use the net proceeds from the offering for general partnership purposes, including, but not limited to, funding capital expenditures and general working capital.

Citigroup, BofA Merrill Lynch, Barclays Capital, Morgan Stanley, UBS Investment Bank, and Wells Fargo Securities are acting as joint book-running managers for the offering.  The offering is being made only by means of a prospectus supplement and accompanying base prospectus.  A copy of the prospectus supplement and accompanying base prospectus associated with this offering may be obtained from the underwriters as follows:

Citigroup

Attention: Prospectus Dept.

Brooklyn Army Terminal

140 58th Street, 8th floor,

Brooklyn, NY, 11220

Telephone: (800) 831-9146

Email: batprospectusdept@citi.com

BofA Merrill Lynch

4 World Financial Center

New York, NY 10080

Attn: Prospectus Department

dg.prospectus_requests@baml.com

Barclays Capital

c/o Broadridge Financial Solutions

1155 Long Island Ave.

Edgewood, New York 11717

barclaysprospectus@broadridge.com

Telephone: (888) 603-5847

Morgan Stanley

Attn:  Prospectus Dept.

180 Varick Street, 2nd Floor

New York, New York 10014

Telephone: (866) 718-1649

prospectus@morganstanley.com

UBS Investment Bank

Attention: Prospectus Dept.

299 Park Avenue

New York, New York 10171

Telephone: (888) 827-7275

Wells Fargo Securities
Attention: Equity Syndicate Dept.
375 Park Ave.
New York, New York 10152
Toll-free number: (800) 326-5897
Email: cmclientsupport@wellsfargo.com

An electronic copy of the preliminary prospectus supplement and the accompanying base prospectus is available from the Securities and Exchange Commission’s (SEC) web site at http://www.sec.gov.  The common units are being offered pursuant to an effective shelf registration statement that the Partnership previously filed with the SEC.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state.

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MarkWest Energy Partners, L.P. is a master limited partnership engaged in the gathering, transportation, and processing of natural gas; the transportation, fractionation, marketing, and storage of natural gas liquids; and the gathering and transportation of crude oil. MarkWest has extensive natural gas gathering, processing, and transmission operations in the southwest, Gulf Coast, and northeast regions of the United States, including the Marcellus Shale, and is the largest natural gas processor and fractionator in the Appalachian region.

This press release includes “forward-looking statements.”  All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Actual results could vary significantly from those expressed or implied in such statements and are subject to a number of risks and uncertainties. Among those are the risks that MarkWest may not enter into or consummate a transaction involving the acquisition of all of the interests in MarkWest Liberty Midstream & Resources, L.L.C. held by M&R MWE Liberty, L.L.C. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect our operations, financial performance, and other factors as discussed in our filings with the Securities and Exchange Commission.  Among the factors that could cause results to differ materially are those risks discussed in the periodic reports we file with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2010, and our Quarterly Report on Form 10-Q for the quarters ended June 30, 2011, and September 30, 2011. You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading “Risk Factors.”  We do not undertake any duty to update any forward-looking statement except as required by law.